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                           REVLON EXCESS SAVINGS PLAN
                               FOR KEY EMPLOYEES

                                 PLAN DOCUMENT


ARTICLE 1. INTRODUCTION

         1.1. Purpose of Plan. Revlon, Inc. has adopted the Plan set forth herein to provide benefits in excess of those that may be provided under the Revlon Employees' Savings and Investment Plan as a result of the limitations of Code section 401(a)(17), 402(g) and/or 415 and as a means by which certain designated eligible employees may elect to defer designated portions of their Compensation and receive additional amounts of deferred compensation in the form of Matching Credits in accordance with the terms and conditions set forth herein.

         1.2. Status of Plan. To the extent the Plan provides benefits in excess of the limitations of Code section 415, the Plan is intended to be an "excess benefit plan" within the meaning of sections 3(36) and 4(b)(5) of ERISA, and to the extent the Plan provides other benefits, the Plan is intended to be "a plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees" within the meaning of sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, and shall be interpreted and administered to the extent possible in a manner consistent with that intent.

ARTICLE 2. DEFINITIONS

         Whenever used herein, the following terms have the meanings set forth below, unless a different meaning is clearly required by the context:

         2.1. "Account" means the memorandum account(s) established for each Participant.

         2.2. "Code" means the Internal Revenue Code of 1986, as amended from time to time. Reference to any section or subsection of the Code includes reference to any comparable or succeeding provisions of any legislation which amends, supplements or replaces such section or subsection.

         2.3. "Company" means Revlon, Inc. and those of its subsidiaries and affiliates (and any successors thereof) set forth on Schedule A, as it may be amended from time to time, the Boards of Directors of which have adopted the Plan with the approval of the Revlon Board of Directors.

         2.4. "Compensation" means the amount paid by the Company as straight time base salary for services performed as an Eligible Employee, determined before giving effect to (a) any Elective Deferral election under the Plan or Participation Agreement under the Savings Plan or (b) any similar agreement under any plan described in section 125 of the Code, but not including

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elective deferred compensation, bonuses, overtime pay, contributions under this
Plan or the Savings Plan or any other program of fringe benefits, or other additional remuneration. Anything to the contrary notwithstanding, Compensation which is more than $500,000 greater than the amount taken into account under Code section 401(a)(17) for a Plan Year shall not count for purposes of calculating Elective Deferrals and Matching Credits under Article 4 of the
Plan.

         2.5. "Disability" means total inability of a Participant to perform the customary duties of his employment, which is expected to be permanent or of long-continued duration, determined on the basis of medical evidence satisfactory to the Plan Administrator.

         2.6. "Effective Date" means March 1, 1997.

         2.7. "Elective Deferral" means the portion of Compensation which is deferred by a Participant under Section 4.1.

         2.8. "Eligible Employee" means each individual selected by the Plan Administrator for eligibility to participate in the Plan for a specified Plan Year from among the group of highly compensated or managerial employees of the Company.

         2.9. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to any section or subsection of ERISA includes reference to any comparable or succeeding provisions of any legislation which amends, supplements or replaces such section or subsection.

         2.10. "Matching Credit" means an amount credited to a Participant's account by the Company with respect to Elective Deferrals pursuant to Section 4.3.

         2.11. "Participant" means any individual who participates in the Plan in accordance with Article 3.

         2.12. "Plan" means the Revlon Excess Savings Plan for Key Employees as set forth herein and all subsequent amendments hereto.

         2.13. "Plan Administrator" means the person, persons or entity designated by Revlon to administer the Plan.

         2.14. "Plan Year" means the calendar year.

         2.15. "Revlon" means Revlon, Inc., a Delaware corporation.

         2.16. "Savings Plan" means the Revlon Employees' Savings and Investment Plan.

         2.17 "Valuation Date" means the last day of each Plan Year or such other more frequent date as the Plan Administrator or its designee may determine.

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     2.18. "Vested" means the nonforfeitable right to receive the value of the
Participant's Account attributable to Elective Deferrals and Matching Credits, determined in accordance with the vesting schedule set forth in Section 5.4.

ARTICLE 3. PARTICIPATION

         3.1. Commencement of Participation. Any individual who is an Eligible Employee on or after the Effective Date and who has elected to defer part of his or her Compensation in accordance with Section 4.1 shall become a Participant on the date such Elective Deferral election is made.

         3.2. Continued Participation. Subject to Section 3.3, an individual who has become a Participant in the Plan shall continue to be a Participant so long as any amount remains credited to his or her Account.

         3.3. Termination of Participation. The Plan Administrator may terminate an employee's participation in the Plan prospectively or retroactively for any reason, including but not limited to the Plan Administrator's determination that such termination is necessary in order to maintain the Plan as a "plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees" within the meaning of sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.

ARTICLE 4. DEFERRALS AND CREDITS

         4.1. Elective Deferrals.

              (a) In General. An individual who is an Eligible Employee and who has elected to defer the maximum amount under the Savings Plan may elect to defer a portion of Compensation to be earned during a Plan Year, not to exceed the maximum percentage for such Plan Year as established under the Savings Plan for such year, by filing a written election with the Plan Administrator prior to the first day of the Plan Year in which such Compensation is to be earned. An individual who first becomes an Eligible Employee on or after the first day of any Plan Year may elect to defer a portion of Compensation to be earned during the remainder of the Plan Year, provided such election is made within thirty (30) days after such individual becomes an Eligible Employee. Any deferred amounts shall be credited to the Participant's Account as of the date such Compensation would otherwise have been paid to the Participant.

              (b) Nature of Election. Each election under this Section 4.1 shall be made on a form approved or prescribed by the Plan Administrator and shall apply only to Compensation to be earned after the date the election form is completed and filed with the Plan Administrator. The election form shall specify the whole percentage that is to be deferred, subject to the limitations set forth in section 4.2. A Participant may change or revoke his or her deferral election effective as of the first day of any Plan Year which follows such change or revocation by giving written notice in a form acceptable to the Plan Administrator before that day (or any such earlier date as

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the Plan Administrator may prescribe). Any deferral election for a Plan Year made under this Section 4.1 shall continue to be effective in current and future Plan Years until revoked or changed pursuant to this paragraph.

     4.2. Elective Deferrals Credits. The Company shall credit the Account of each Participant with an Elective Deferral credit equal to the excess of the amount that would have been allocated to the Participant's Basic Account under the Savings Plan in accordance with the Participant's election to make Pre-Tax and Post-Tax Contributions for the applicable Plan Year, but for the limitations of Code sections 401(a)(17), 402(g) and 415, over the amount actually credited to such Basic Account; such credits shall be made as of the date or dates that the amounts would have been allocated to the Participant's Basic Account under the Savings Plan.

         4.3. Matching Credits. As soon as practicable after a Participant's Elective Deferrals are credited to the Participant's Account, the Company shall credit each Participant's Account with a Matching Credit equal to 50% of the Participant's Elective Deferral credits for the payroll period. The investment experience of the Matching Account shall be based on the market value of Revlon, Inc. Class A common stock ("Stock").

ARTICLE 5. ACCOUNTS

         5.1. Accounts. The Plan Administrator shall establish an Account for each Participant reflecting Elective Deferrals and Matching Credits made for the Participant's benefit, together with any adjustments hereunder. The Plan Administrator shall periodically provide the Participant with a statement of his or her Account reflecting the amounts of deferrals and credits, deemed income, gains and losses (realized and unrealized), and distributions of such Account since the prior Valuation Date.

         5.2. Deemed Investments. Each Participant's Account shall be credited as of each Valuation Date with earnings and losses as though such amounts were invested in accordance with the investment elections made in writing by each Participant to the Plan Administrator, such elections to be made from those investments selected by the Plan Administrator from time to time and as listed on Schedule B. Neither Revlon, the Company, the Plan Administrator nor any other person shall have responsibility for any investment choices made or failed to be made by a Participant.

Such elections shall remain in effect until such time as they are changed by a Participant or no longer permitted by the Plan Administrator, provided such change is at a time and in a form acceptable to the Plan Administrator.

The Plan Administrator shall have the authority, at any time, to add or delete the deemed investments which may be elected by a Participant with respect to amounts previously or prospectively deferred; provided, however, that such deemed investments shall parallel those investments available to participants under the Savings Plan except where: (i) the Plan Administrator, in its sole discretion, deems it impossible or unreasonable; or (ii) in the Plan

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Administrator's reasonable judgment, such investments may expose the Company to legal or financial liability.

Anything to the contrary notwithstanding, Participants may not deem to invest their Elective Deferrals in Stock.

Revlon may, but is not obligated to, establish an irrevocable grantor trust, assets of which may be used to pay benefits and administrative expenses of the Plan.

         5.3. Payments. Each Participant's Account shall be reduced by the amount of any payment made to or on behalf of the Participant under Article 6 as of the date such payment is made.

         5.4. Vesting. Subject to the provisions of Section 9.1, a Participant will at all times be 100% Vested in the portion of his or her Account attributable to Elective Deferrals. A Participant will be Vested in the portion of the Account attributable to any Matching or Discretionary Credits at the annual rate of 33 1/3% on the December 1 of the Plan Year for which Matching Credits are granted which occur on or before a Participant's termination of employment. Notwithstanding the foregoing, a Participant will be 100% Vested upon completion of five years of Service as determined under the Savings Plan. A Participant's years of Service for this purpose will be determined by the Plan Administrator pursuant to uniform rules based on the time elapsed since the Participant's most recent commencement of employment with the Company.

Notwithstanding the foregoing, a Participant will become 100% Vested in his or her Account if his or her employment with the Company terminates due to death, Disability or retirement after attainment of age 65.

         5.5. Forfeiture of Non-Vested Amounts. To the extent that any amounts credited to a Participant's Account are not Vested at the time the Account becomes distributable under the Plan, such non-Vested amounts shall be forfeited.

Any amounts forfeited hereunder shall be applied to future Matching Credits under the Plan.

ARTICLE 6. PAYMENTS

     6.1. Severe Financial Emergency. A Participant who is suffering a severe financial emergency may apply to the Plan Administrator for a distribution under the Plan in order to alleviate such emergency. The Plan Administrator, in its sole discretion (but after taking into account, among other factors, the nature and foreseeability of the alleged emergency, the Participant's other resources, and the effect of making a distribution on the intended tax status of the deferrals made under the Plan), may direct the Company to pay to the Participant an amount which it determines is necessary or appropriate, not to exceed either the Vested portion of the Participant's Account balance or the amount applied for by the Participant, and the Company shall pay such amount to the Participant in a single lump sum cash payment. For the purposes of this Plan, a severe financial emergency shall be defined as an unanticipated emergency that is caused

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by an event beyond the control of the Participant and that would result in an untenable hardship to the Participant if early withdrawal were not permitted. In no event shall a Participant be paid an amount hereunder which exceeds the amount needed to meet the emergency, and all such amounts shall be paid in cash.

         6.2. Termination of Employment. Subject to the provisions of Section 6.4, all payments under this Plan shall commence as soon as practicable after termination of employment, subject to the provisions set forth in Section 6.4 and after receipt by the Plan Administrator of the required forms, except that the source of any payment under this Plan shall be the general assets of the Company. The form of payment shall be as set forth in Section 6.4.

         6.3. Beneficiary Designation. A Participant may designate a beneficiary or beneficiaries who shall be entitled to receive any Vested amounts remaining in the Participant's Account after his or her death. Such designation shall be made in writing on a form approved or prescribed by, and delivered to, the Plan Administrator, and may be changed by the Participant at any time by delivering a new designation to the Plan Administrator. If there is no such designation or no designated beneficiary survives the Participant, payment shall be made to the Participant's estate.

         6.4. Form and Time of Payment. Except as permitted under Section 6.1, following termination of employment, and in accordance with Section 6.2, all Vested amounts credited to a Participant's Account shall be paid under one of the following options:

(a) annual installments over a period elected by the Participant of 10 years, the amount of each installment to equal the balance of his or her Account immediately prior to the installment divided by the number of installments remaining to be paid; or

(b) with the approval of the Plan Administrator, in its sole discretion, over a period of less than 10 years or as a single lump sum payment. A request for such approval shall be made in writing on a form acceptable to the Plan Administrator.

Payments under this Section shall be made in cash. However: (i) if Stock is available as an earnings measurement under Section 5.2; and (ii) if the Participant's Matching Account is credited with an amount which is equivalent in value to 100 or more shares of Stock, then the distribution from such Account shall be made in Stock. If the Participant's Account is credited with fewer than 100 shares of Stock, the distribution from such Account shall be made in cash.

Payment shall be delayed until one year following a Participant's termination of employment if the Company, in its sole discretion, deems it advisable in order to avoid the limitations under the Internal Revenue Code.

The Company reserves the right to withhold any payroll tax which may be due and owing from any amounts vested or payable under the Plan.

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         6.5. Value of Account

Except as otherwise expressly set forth in the Plan, the value of a Participant's Account shall be determined on a reasonable and consistent basis by the Plan Administrator.

ARTICLE 7.  ADMINISTRATION

         7.1. Plan Administrator: Interpretation. The Plan Administrator shall be responsible for the administration of the Plan. The Plan Administrator shall have complete discretionary control and authority with respect to the construction, interpretation, application or administration of all aspects of the Plan, including without limitation the power to appoint agents and counsel, and to determine eligibility for Plan benefits and the rights and benefits and all claims, demands and actions arising out of the provisions of the Plan of any Participant, beneficiary, deceased Participant, or other person having or claiming to have any interest under the Plan, in a manner consistent with
Section 7.2. Such interpretation and decision shall be final, conclusive and binding on all parties concerned, including all Participants and any person claiming under or through any Participant. Any determination made by the Plan Administrator shall be given deference in the event it is subject to judicial review and shall be overturned only if it is arbitrary and capricious. Any individual serving as Plan Administrator, or on a Committee acting as Plan Administrator, who is a Participant will not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Plan Administrator shall be entitled to rely on information furnished by a Participant, a beneficiary, or any other person or entity. The Plan Administrator shall be deemed to be the plan administrator with responsibility for complying with any reporting and disclosure requirements of ERISA; provided that Revlon shall be the plan "administrator" for purposes of Section 3(16) of ERISA to the extent applicable.

         7.2. Claims Procedure

         (a) In General. If any person believes he or she is being denied any rights or benefits under the Plan, such person may file a claim in writing with the Plan Administrator. If any such claim is wholly or partially denied, the Plan Administrator will notify such person of its decision in writing. Such notification will contain (i) the specific reason(s) for the denial , (ii) specific reference to pertinent plan provisions, (iii) a description of any additional material or information necessary for such person to perfect such claim and an explanation of why such material or information is necessary and
(iv) information as to the steps to be taken if the person wishes to submit a request for review. Such notification will be given within 90 days after the claim is received by the Plan Administrator (or within 180 days, if special circumstances require an extension of time for processing the claim, and if written notice of such extension and circumstances is given to such person within the initial 90-day period). If such notification is not given within such period, the claim will be considered denied as of the last day of such period and such person may request a review of his or her claim.

         (b) Appeals. Within 60 days after the date on which a person received a written notice of a denied claim (or, if applicable, within 60 days after the date on which such denial is considered to have occurred) such person (or his or her duly authorized representative) may (i)

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file a written request with the Plan Administrator for a review of his or her denied claim and of pertinent documents and (ii) submit a written response and comments to the Plan Administrator. The Plan Administrator will notify such person of its decision in writing. Such notification will be written in a manner calculated to be understood by such person and will contain the specific reason(s) for the decision as well as specific references to pertinent plan provisions. The decision on review will be made within 60 days after the request for review is received by the Plan Administrator (or within 120 days, if special circumstances require an extension of time for processing the request, to enable the Plan Administrator to hold a hearing, and if written notice of such extension and circumstances is given to such person within the initial 60-day period). If the decision on review is not made within such period, the claim will be considered denied.

         7.3. Indemnification of Plan Administrator, etc. Revlon agrees to indemnify and to defend to the fullest extent permitted under its Certificate of Incorporation and By-Laws any director, officer or employee of Revlon who serves as the Plan Administrator or as a member of a committee appointed to serve as Plan Administrator, or who assists the Plan Administrator in carrying out its duties as part of his or her employment (including any such individual who formerly served in any such capacity) against all liabilities, damages, costs and expenses (including attorneys' fees and amounts paid in settlement of any claims approved by Revlon) occasioned by any act or omission to act in connection with the Plan, if such act or omission is in good faith.

ARTICLE 8. AMENDMENT AND TERMINATION

         8.1. Amendments. Revlon shall have the absolute right to amend the Plan in whole or in part at any time and from time to time, without prior notice to any Participant or beneficiary, subject to Section 8.3, by an instrument in writing which has been executed on Revlon's behalf by an officer thereof or by vote of its Board of Directors.

         8.2. Termination of Plan. This Plan is strictly a voluntary undertaking on the part of Revlon and shall not be deemed to constitute a contract between the Company and any Eligible Employee (or any other person) or a consideration for entering, or an inducement to enter or a condition of employment for, the performance of services by any Eligible Employee (or other person); nor does it provide any Participant with any guarantee to be retained or employed by the Company. Revlon reserves the right to terminate the Plan at any time.

         8.3. Existing Rights. No amendment or termination of the Plan shall adversely affect the rights of any Participant (or his or her beneficiary) with respect to amounts credited to his or her Account that are attributable to Elective Deferrals or Matching Credits credited prior to the date of such amendment or termination unless otherwise agreed to by the Participant (or beneficiary). Any termination of the Plan will cause each Participant to be 100% Vested in his or her Account balance as of the date of such termination, notwithstanding Section 5.4 but subject to the provisions of Section 9.1.

         8.4. Successors and Assignments. The rights and obligations of the Company shall inure to the benefit of and shall be binding upon its successors and assigns.

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ARTICLE 9. MISCELLANEOUS

         9.1. No Funding; Insolvency. The Plan constitutes a mere unsecured promise by Revlon, Inc. and, if different, the Participant's employer, to make benefit payments to Participants and beneficiaries in the future and Participants and beneficiaries shall have the status of general unsecured creditors of the Company. Any Accounts established pursuant to the Plan shall remain the property Revlon, Inc. and, if different, the Participant's employer, until distributed, and nothing in the Plan will otherwise be construed to create a trust or to obligate Revlon, Inc. or, if different, the Participant's employer or any other person to segregate any funds, purchase an insurance contract, or in any other way currently to fund the future payment of any benefits hereunder, nor will anything herein be construed to give any employee or any other person rights to any specific assets of the Company or of any other person or to create a fiduciary relationship between the Company or the Plan Administrator and any Participant, beneficiary, or any other person. The Company or any single entity of the Company may, in its sole discretion, create a grantor trust to pay its respective obligations hereunder, but shall have no obligation to do so. In all events, it is intended that the Plan be treated as unfunded for tax purposes and for purposes of Title I of ERISA. Any assets held by the Company will be subject only to the claims of the general creditors of Revlon, Inc. and, if different, the Participant's employer to the extent of such employer's obligation hereunder, if, under federal and state law, the Company is insolvent (as defined below), but only to the extent that any entity treated as part of the Company is insolvent and then only to the extent that such entity is liable hereunder. If at any time the Plan Administrator has determined that any entity comprising a part of the Company is insolvent, the Plan Administrator shall discontinue payments to Plan Participants (or their beneficiaries) who are employed by, or derive a relevant portion of benefits from, that entity. An entity treated as part of the Company shall be considered "insolvent" for purposes of this plan if (i) the Plan Administrator determines that such entity is unable to pay its debts as they become due, or (ii) such entity is subject to a pending proceeding as a debtor under the United States Bankruptcy Code, or (iii) such entity is determined to be insolvent by an applicable federal and/or state regulatory agency. At all times during the continuance of the Plan, all amounts deferred and credited under the Plan, including any earnings attributable thereto, shall be subject to the claims of the general creditors of the respective members of the Company, to the extent of their liability hereunder, under federal and state law. The Plan Administrator shall resume payments to Participants (or their beneficiaries) in accordance with the terms of this Plan only after the Plan Administrator has determined that the entity at issue is not insolvent (or is no longer insolvent). Provided that there are sufficient assets, if the Plan Administrator discontinues payments to Participants (or their beneficiaries) and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments previously due but not made to Participants (or their beneficiaries) under the terms of this Plan for the period of such discontinuance.

         9.2. Nonassignability. None of the benefits, payments, proceeds or claims of any Participant or beneficiary (or any other person) shall be subject to any claim of any creditor of any Participant or beneficiary and, in particular, the same shall not be subject to attachment, garnishment, levy, execution or other legal or equitable process, whether or not voluntary, by any creditor of such Participant or beneficiary, nor shall any Participant or beneficiary have any right to alienate, anticipate, mortgage, commute, pledge, encumber, sell, transfer or assign any of the benefits or payments or proceeds which he may expect to receive, contingently or otherwise, under the Plan, in advance of any such benefits, payment or proceeds, and any attempt to do any of the foregoing shall be void. Except to the extent required by law, no payment shall be subject to seizure for the payment of public or private debts, judgments, alimony or separate maintenance, or be transferable by operation of law in the event of bankruptcy, insolvency or otherwise.

         9.3. Other Employee Benefits. Any Matching Credits, or earnings attributable thereto, shall not be includable in creditable compensation in computing benefits under any employee benefit plan of the Company except to the extent expressly provided for thereunder.

         9.4. Withholding. The Plan Administrator shall make provision for the reporting and withholding of any U.S. Federal, state, local or other taxes that may be required to be reported and withheld with respect to any payments or amounts deferred or credited by or on behalf of a Participant under this Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Company or its designee(s).

         9.5. Obligations to the Company. If a Participant or beneficiary becomes entitled to a payment under this Plan, and if at such time the Participant has outstanding any debt, obligation, or other liability representing an amount owed to the Company, the amount of such indebtedness or claim may be set off against the amount remaining to be paid to the Participant or the Participant's beneficiary. Consent to such reduction or set off shall be evidenced by the Participant's signature on the election form.

         9.6. No Third Party Rights. Nothing in this Plan shall be construed to create any rights hereunder in favor of the beneficiary of any Participant prior to the Participant's death or in favor of any other person (other than the Company and any Participant) or to limit Revlon's right to amend or terminate the Plan in any manner to the extent provided in Article 8, notwithstanding that such amendment or termination might adversely affect potential rights of beneficiaries under the Plan.

         9.7. Notice. Any notice required or permitted to be made under this Plan shall be sufficient if in writing and delivered, or sent by registered or certified mail, to (i) in the case of notice to Revlon or the Plan Administrator, 625 Madison Avenue, New York, New York 10022, directed to the attention of the Plan Administrator, with a copy to Senior Vice President and General Counsel, Law Department, 16th Floor, and (ii) in the case of a Participant or the Participant's beneficiary, the Participant's (or such beneficiary's) mailing address maintained in the Company's personnel records. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark or on the receipt for registration or certification.

         9.8 Distribution of Plan and Amendments; Acknowledgment. The Plan Administrator shall furnish each Participant with a copy of this Plan prior to the Participant's initial Elective Deferral election hereunder. In addition, the Plan Administrator shall furnish each Participant, or in the case of a deceased Participant, the Participant's beneficiary, with the copy of any amendment of this Plan to the extent it directly affects the beneficiary of that Participant or beneficiary. Each Participant, prior to or simultaneously with the Participant's initial Elective Deferral election, shall acknowledge receipt of a copy of the Plan. Such acknowledgment shall constitute an agreement by the Participant that the Participant, the Participant's beneficiary and any representatives thereof shall be bound by all of the terms and conditions of the Plan.

         9.10. Receipt and Release. Any payment to any Participant or beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Company and the Plan Administrator under the Plan. If any Participant or beneficiary is determined by the Plan Administrator, in its sole discretion, to be incompetent by reason of physical or mental disability (including minority) to give a valid receipt and release, the Plan Administrator may cause the payment or payments becoming due to such person to be made to another person for his or her benefit without responsibility on the part of the Plan Administrator or the Company to follow the application of such funds. If at any time any doubt exists as to the right of any person to any payment under the Plan or as to the amount or time such payment (including, without limitation, any case of doubt as to identity and any case in which any notice has been received from any other person claiming any interest in amounts payable under the Plan or a claim for other persons may exist by reason of community property or similar laws), the Plan Administrator shall be entitled, in its discretion, to postpone payment of such sum until such right or amount or time is determined or an order of a court of competent jurisdiction is obtained, to pay such sum into court in accordance with appropriate rules of law in such case then provided, or to make payment only upon receipt of a bond or similar indemnification (in such amount and in such form as is satisfactory to the Plan Administrator).

         9.11. Government Regulations. It is intended that this Plan will comply with all applicable laws and government regulations, and the Company shall not be obligated to perform any obligation hereunder in any case where, in the opinion of the Company, such performance would result in the violation of any law or regulation.

         9.12. Governing Law. Except to the extent preempted by Federal law, the Plan shall be construed, administered, and governed in all respects under and by the laws of the State of New York (without regard to its laws on conflict of laws). If any provision shall be held by court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

         9.13. Headings and Subheadings. Headings and subheadings in this Plan are inserted for convenience only and are not to be considered in the construction of the provisions hereof.

         IN WITNESS WHEREOF, Revlon has caused the Plan to be executed by its duly authorized officer this 24th day of February, 1997.


                                 REVLON, INC.

                                 By: /s/ Ronald H. Dunbar
                                    -------------------------------------------
                                 Title: Senior Vice President - Human Resources
                                       ----------------------------------------

                                   SCHEDULE A

                            Participating Employers
                            -----------------------

   Employer                                                     Effective Date

   Revlon Consumer Products Corporation                         March 1, 1997

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                                   SCHEDULE B

                              Selected Investments
                              --------------------

Putnam Fund for Growth & Income

Putnam Investors Fund

Putnam Voyager Fund

Putnam OTC & Emerging Growth Fund

Putnam Diversified Income Trust

Putnam Stable Value Fund

Putnam International Growth Fund

Putnam New Opportunities Fund

Putnam Asset Allocation - Growth

Putnam Asset Allocation - Balanced

Putnam Asset Allocation - Conservative

Revlon Company Stock Fund (To invest Matching Credits only)